Exhibit 99.1

InfuSystem Holdings, Inc.
3851 W. Hamlin Road Rochester Hills, MI 48309 248-291-1210
CONTACT:	Joe Dorame, Joe Diaz & Robert Blum
Lytham Partners, LLC 602-889-9700

InfuSystem Holdings, Inc. Issues Full Year 2021 Guidance

Revenues of $107 million - $110 million;

Adjusted EBITDA of $29 million - $30 million;

Operating Cash Flow of $21 million - $23 million;

Rochester Hills, Michigan, December 15, 2020 – InfuSystem Holdings, Inc. (NYSE American: INFU), (“InfuSystem” or the “Company”), a leading national health care service provider, facilitating outpatient care for durable medical equipment manufacturers and health care providers, today announced its net revenues, Adjusted EBITDA (non-GAAP), and operating cash flow annual guidance for the full year 2021. Full year 2021 refers to the 12-month period beginning on January 1, 2021 and ending on December 31, 2021.

Management Discussion

Richard DiIorio, chief executive officer of InfuSystem, said, “Our business continues to exhibit strength and based on our confidence, I am pleased to provide full year 2021 guidance. We are projecting net revenues to be within the range of $107 million to $110 million, Adjusted EBITDA to be within the range of $29 million to $30 million, operating cash flow to be within the range of $21 million to $23 million. We are forecasting Adjusted EBITDA margin (non-GAAP) to be 27%.”

“We are estimating another record year for the Company with solid double-digit growth in net revenue and Adjusted EBITDA driven by strong growth in our ITS Segment driven by increases in Pain Management and our new Negative Pressure Wound Therapy business and successfully executing on a new cross-selling initiative to capitalize on our 2,100 sites of care in Oncology. We also estimate that COVID-19 related tail winds in our DME Services segment rental business will continue into 2021, except that a one-time sale of equipment that was booked during the second quarter of 2020 will not repeat. Adjusting for this one-time sale, our projected net revenue growth at the midpoint of our guidance is expected to be 15% and our Adjusted EBITDA growth at the midpoint of our guidance is expected to be 20%. Additionally, we are providing guidance on investing cash flows, which includes cash used to purchase medical devices and other capital expenditures and cash provided by the sale of used equipment, for the full year 2021 to be within the range of $12 million to $15 million.”

Mr. DiIorio, continued, “Full year 2021 guidance reflects management’s current expectation for operational performance, given the current market conditions, as well as various COVID-19 related uncertainties. The Company cannot predict the degree to which COVID-19 will ultimately, negatively or positively, impact the Company's future business, financial condition, results of operations and cash flows. It may also heighten other risks to which the Company is subject, including risks discussed in our most recent annual report on Form 10-K. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.”

“We are focused on successfully executing our strategic growth plans and strengthening our financial foundation. We will be opportunistic in adding new services to our proven platforms that will allow us to continue to deliver value-based care for years to come,” concluded Mr. DiIorio.

Conference Call

The Company will also conduct a conference call for all interested investors on Tuesday, December 15, 2020, at 9:00 a.m. Eastern Time to discuss its full year 2021 guidance. The call will include discussion of Company developments, forward-looking statements and other material information about business and financial matters.

To participate in this call, please dial (833) 366-1127 or (412) 902-6773, or listen via a live webcast, which is available in the investors section of the Company’s website at https://ir.infusystem.com/. A replay of the call will be available by visiting https://ir.infusystem.com/ for the next 90 days or by calling (877) 344-7529 or (412) 317-0088, confirmation code 10150400, through December 22, 2020.

Non-GAAP Measures

This press release contains information prepared in conformity with GAAP as well as non-GAAP financial information, including Adjusted EBITDA and Adjusted EBITDA margin. The Company believes that the non-GAAP financial measures presented in this press release provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because they allow them to understand and compare the Company's operating results during the current periods to the prior year periods in a more consistent manner. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP, and similarly titled non-GAAP measures may be calculated differently by other companies. The Company calculates those non-GAAP measures by adjusting for non-recurring items that are not part of the normal course of business and that the Company’s management does not believe will have similar comparable year-over-year items or for non-operating items. Adjusted EBITDA is defined as net income before interest, tax, depreciation and amortization as adjusted for certain non-recurring or non-operating items. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of net revenues. Adjustments for future period guidance for these non-GAAP measures may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains or other items that may not directly correlate to the underlying performance of our business operations. The exact amounts of these adjustments are not currently determinable but may be significant. It is therefore not practicable to provide the comparable GAAP measures or reconcile this non-GAAP guidance to the most comparable GAAP measures.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. (NYSE American: INFU), is a leading national health care service provider, facilitating outpatient care for durable medical equipment manufacturers and health care providers. INFU services are provided under a two-platform model. The lead platform is Integrated Therapy Services (“ITS”), providing the last-mile solution for clinic-to-home healthcare where the continuing treatment involves complex durable medical equipment and services. The ITS segment is comprised of Oncology, Pain Management, and Wound Therapy businesses. The second platform, Durable Medical Equipment Services (“DME Services”), supports the ITS platform and leverages strong service orientation to win incremental business from its direct payor clients. The DME Services segment is comprised of direct payor rentals, pump and consumable sales, and biomedical services and repair.  Headquartered in Rochester Hills, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Massachusetts and Ontario, Canada.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements relating to our 2021 guidance, future actions, business plans, objectives and prospects, future operating or financial performance. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Forward-looking statements are subject to factors, risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the uncertain impact of the COVID-19 pandemic, our dependence on estimates of collectible revenue, potential litigation, changes in third-party reimbursement processes, changes in law and other risk factors disclosed in the Company’s most recent annual report on Form 10-K and, to the extent applicable, quarterly reports on Form 10-Q. All forward-looking statements made in this press release speak only as of the date hereof. We do not undertake any obligation to update any forward-looking statements to reflect future events or circumstances, except as required by law.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.